EXHIBIT 1


                           STATEMENT OF JOINT FILING

     Pursuant to Reg. Section 240.13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, the foregoing Schedule 13D is filed on behalf of the W.E.B. Interests Ltd., the Walter E. Bixby, Jr. Revocable Trust dated July 28, 1999, as amended, Robert Philip Bixby, Walter E. Bixby III, and Angeline I. O'Connor.


                                    W.E.B. Interests Ltd.


October 1, 1999                     By:    /s/ Walter E. Bixby III
                                         ---------------------------------------
                                    Name:      Walter E. Bixby III
                                         ---------------------------------------
                                    Title:    Co-Managing Partner


                                    Walter E. Bixby, Jr. Revocable Trust dated
                                    July 28, 1999, as amended


October 1, 1999                     By:    /s/ Angeline I. O'Connor
                                         ---------------------------------------
                                    Name:      Angeline I. O'Connor
                                         ---------------------------------------
                                    Title:    Co-Trustee



October 1, 1999                     /s/ Robert Philip Bixby

                                    ___________________________________________
                                    Robert Philip Bixby



October 1, 1999                     /s/ Walter E. Bixby III

                                    ___________________________________________
                                    Walter E. Bixby III



October 1, 1999                     /s/ Angeline I. O'Connor

                                    ___________________________________________
                                    Angeline I. O'Connor